UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 1, 2005, ITC^DeltaCom, Inc. (the “Company”) announced that it has closed its previously announced sale of its e^deltacom business for cash proceeds totaling approximately $25.8 million before specified adjustments and transaction costs. A copy of the Company’s news release announcing the sale is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

On September 1, 2005, the Board of Directors of the Company declared a one-for-three reverse split of the Company’s common stock. A copy of the Company’s news release announcing the reverse stock split is filed as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) The Company hereby files the following exhibits:

Exhibit Number	Description of Exhibit
99.1	News release, dated September 1, 2005, relating to sale of e^deltacom
99.2	News release, dated September 1, 2005, relating to reverse stock split

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2005	ITC^DELTACOM, INC.

	By:	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	News release, dated September 1, 2005, relating to sale of e^deltacom
99.2	News release, dated September 1, 2005, relating to reverse stock split

4